Exhibit 3.151

CERTIFICATE OF FORMATION

of

MARCUS CABLE PARTNERS, L.L.C.

The undersigned, as an authorized person, is duly executing and filing the following Certificate of Formation for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del.C §18-101, et. seq.) (the “Act”);

ARTICLE I

The name of the limited liability company is Marcus Cable Partners, L.L.C. (the “Company”).

ARTICLE II

The address of the Company’s registered office and the name and address of its registered agent for service of process are as follows:

The Corporation Trust Company

1209 Orange Street

Wilmington, DE 19801

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 08:30 AM 04/23/1998 981153948 – 2221794

1

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of April 23, 1998.

By:	/s/ Richard A. B. Gleiner
Richard A. B. Gleiner
Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 03/31/1999 991126239 – 2221794

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

MARCUS CABLE PARTNERS, L.L.C.

MARCUS CABLE PARTNERS, L.L.C. a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1. Article 2 of the Certificate of Formation of the Limited Liability Company is hereby amended as follows:

: The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, Dover, DE 19901, County of Kent. The name of the registered agent at such address is CorpAmerica, Inc.

2. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said company has caused this Certificate to be signed by an authorized person this 25th day of March, 1999.

/s/ Marcy Lifton
Name: Marcy Lifton
Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 02/26/2001 010092757 – 2221794

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

MARCUS CABLE PARTNERS, L.L.C.

Marcus Cable Partners, L.L.C., a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1.	The named of the Limited Liability Company is Marcus Cable Partners, L.L.C.

2.	The Certificate of Formation of the Limited Liability Company is hereby amended as follows:

The name do the Limited Liability Company is changed to Charter Cable Partners, LLC.

3.	That the aforesaid amendment was duly adopted in accordance with the applicable provisions in Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer or director of the corporation this 23rd day of February, 2001.

/s/ Marcy Lifton
Marcy Lifton, Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 08/28/2002 020542378 – 2221794

Certificate of Amendment to Certificate of Formation

of

CHARTER CABLE PARTNERS, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is CHARTER CABLE PARTNERS, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on August 27, 2002

/s/ Marcy A. Lifton Marcy A. Lifton, Authorized Person

DE LL D-: CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)